                                                                   Exhibit 4.4


UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR NOTES IN CERTIFICATED FORM, THIS NOTE MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY. UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (55 WATER STREET, NEW YORK, NEW YORK) TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY AND ANY PAYMENT IS MADE TO CEDE & CO., ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

THESE SECURITIES ARE NOT SAVINGS OR DEPOSIT ACCOUNTS OR OTHER OBLIGATIONS OF ANY BANK OR NONBANK SUBSIDIARY OF BANC ONE CORPORATION AND ARE NOT INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION, THE BANK INSURANCE FUND OR ANY OTHER GOVERNMENTAL AGENCY.

                              BANC ONE CORPORATION
                             % SUBORDINATED NOTE DUE

REGISTERED                                                                CUSIP

No. R-

      BANC ONE CORPORATION, an Ohio corporation (herein called the "Company," which term includes any successor corporation under the Indenture hereinafter referred to), for value received, hereby promises to pay to

or registered assigns, the principal sum of                        ($         )
on          (the "Maturity Date"), and to pay interest on said principal sum on
                     and                      (individually referred to as an
"Interest Payment Date" and collectively as the "Interest Payment Dates"),
commencing    ,     , at the rate of        % per annum, computed on the basis
of a 360-day year consisting of twelve 30-day months, from          ,        ,
or from the most recent Interest Payment Date to which interest has been paid or duly provided for, until the principal hereof is paid or made available for payment. The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in such Indenture, be paid to the Person in whose name this Note (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date for such
interest, which shall be the    and       (whether or not a Business Day), as
the case may be, next preceding such Interest Payment Date, provided that interest payable on the Maturity Date shall be payable to the Person to whom the principal hereof is payable. In the event any Interest Payment Date or the Maturity Date is not a Business Day, principal and interest will be paid on the next succeeding Business Day with the same force and effect as if made on such date and no interest on such payment will accrue from and after such date. Any such interest not so punctually paid or duly provided for shall forthwith cease to be payable to the Holder on such Regular Record Date and may either be paid to the Person in whose name this Note (or one or more Predecessor Securities) is registered at the close of business on a Special Record Date for the payment of such Defaulted Interest to be fixed by the Trustee, notice whereof shall be given to the Holder of this Note not less than 10 days prior to such Special Record Date, or be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange upon which the Notes may be listed, and upon such notice as may be required by such exchange, all as more fully provided in such Indenture. Payment of the principal of and interest on this Note due on the Maturity Date will be made in immediately available funds upon presentation of this Note; provided, that it is presented to the Paying Agent in time for the Paying Agent to make such payment in such funds in accordance with its normal procedures. For the purposes of this Note, "Business Day" means any day, other than a Saturday or Sunday, on which banking institutions in The City of New York and the City of Columbus, Ohio are open for business. Payment of the principal of and interest on this Note will be made at the office or agency of the Company maintained for that purpose in The City of New York, New York, in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts; provided, however, that, at the option of the Company, payment of interest (other than interest payable on the Maturity Date) may be paid by check mailed to the address of the Person entitled thereto as such address shall appear in the Security Register at the close of business on the Regular Record Date.

      This Note is one of a duly authorized issue of subordinated notes of the series designated above of the Company (herein called the "Notes"), issued and to be issued under an indenture dated as of March 3, 1997 for subordinated debt securities (the "Indenture"), between the Company and The Chase Manhattan Bank, as trustee (herein called the "Trustee", which term includes any successor trustee under the Indenture), to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Trustee and the Holders of the Notes and of the terms upon which the Notes are, and are to be, authenticated and delivered. This Note is one of the series designated above, limited (except as provided in the Indenture) in aggregate
principal amount to $           .

      The Notes are not redeemable prior to maturity.

      The indebtedness of the Company evidenced by the Notes, including the principal thereof and interest thereon, is, to the extent and in the manner set forth in the Indenture, subordinate and junior in right of payment to its obligations to holders of Senior Indebtedness (as defined in the Indenture) and creditors in respect of General Obligations (as defined in the Indenture), and each Holder of Notes, by the acceptance thereof, agrees to and shall be bound by such provisions of the Indenture.

      If an Event of Default with respect to the Notes shall occur and be continuing, the principal of all the Notes may be declared due and payable in the manner and with the effect provided in the Indenture. There is no right of acceleration of the payment of principal of the Notes upon a default in the payment of interest on the Notes or in the performance of any covenant of the Company in the Indenture or the Notes.

      The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Securities of each series under the Indenture to be affected at any time by the Company with the consent of the Holders of a majority in principal amount of the Securities at the time Outstanding of all series to be affected (acting as one class). The Indenture also contains provisions permitting the Holders of a majority in principal amount of the Securities of each series at the time Outstanding, on behalf of the Holders of all Securities of such series, to waive certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Note shall be conclusive and binding upon such Holder and upon all future Holders of this Note and of any Note issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Note.

      No reference herein to the Indenture and no provision of this Note or of the Indenture shall alter or impair the obligation of the Company which is absolute and unconditional to pay the principal of and interest on this Note at the times, places and rate, and in the coin or currency herein and in the Indenture prescribed.

      As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Note is registerable in the Security Register of the Company, upon surrender of this Note for registration of transfer at the office or agency of the Company in any place where the principal of and interest on this Note are payable, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Security Registrar duly executed by the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Notes of authorized denominations and for the same aggregate principal amount will be issued to the designated transferee or transferees.

      The Notes are issuable only in registered form without coupons in denominations of $1,000 and any integral multiple thereof. As provided in the Indenture and subject to certain limitations therein set forth, the Notes are exchangeable for a like aggregate principal amount of Notes of a different authorized denomination, as requested by the Holder surrendering the same.

      The Notes are issuable in the form of one or more Global Securities and shall be exchangeable for definitive Notes only in the circumstances specified in Section 3.05 of the Indenture (other than the tenth paragraph thereof). The Depositary for the Notes shall be The Depository Trust Company.

      No service charge shall be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

      Prior to due presentment of this Note for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Note is registered as the owner hereof for all purposes, whether or not this Note be overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.

      This Note shall be construed in accordance with and governed by the laws of the State of New York.

      All terms not defined herein shall have the respective meanings ascribed to them in the Indenture referred to herein.

      Unless the certificate of authentication hereon has been manually executed by or on behalf of the Trustee under such Indenture, this Note shall not be entitled to any benefits under such Indenture or be valid or obligatory for any purpose.

      IN WITNESS WHEREOF, the Company has caused this Note to be duly executed.

                                                BANC ONE CORPORATION

Dated:

                                                By

                                                  Title:

                                                ATTEST:

                                                By

                                                  Title:

                        CERTIFICATE OF AUTHENTICATION

This is one of the Securities of the series designated therein referred to in the within-mentioned Indenture.

THE CHASE MANHATTAN BANK

  as Trustee

By

             Authorized Officer

                          -----------------------------
                                  ABBREVIATIONS

      The following abbreviations, when used in the inscription on the face of this instrument, shall be construed as though they were written out in full according to applicable laws or regulations:

                TEN COM -- as tenants in common

                TEN ENT --as tenants by the entireties

                JT ENT -- as joint tenants and not as tenants in common

                UNIF GIFT MIN ACT          Custodian
                                 -----------------------------------
                                   (Cust)               (Minor)

                               under Uniform Gift to Minors Act
                               --------------------------------------
                                            (State)

     Additional abbreviations may be used though not in the above list.


                           --------------------------

      FOR VALUE RECEIVED the undersigned hereby sells, assigns and transfers unto PLEASE INSERT SOCIAL SECURITY OR
OTHER IDENTIFYING NUMBER OF ASSIGNEE
------------------------------------

--------------------------------------------------------------------------------
Name and address of assignee, including zip code, must be printed or typewritten


--------------------------------------------------------------------------------
the within Note, and all rights thereunder, hereby irrevocably constituting and appointing

______________________________________________________________________Attorney
to transfer said Note on the books of the within Company, with full power of substitution in the premises.

Dated:
---------------------------------------         -------------------------------

                                                -------------------------------

      NOTICE: The signature to this assignment must correspond with the name as written upon the face of the within Note in every particular, without alteration or enlargement or any change whatever and must be guaranteed by an eligible guarantor institution (banks, stockbrokers, savings and loan associations and credit unions with membership in an approved signature guarantee medallion program) pursuant to SEC Rule 17Ad-15.